UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 5, 2023
Date of Report (Date of earliest event reported)

Flotek Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5775 N. Sam Houston Parkway W., Suite 400
Houston, TX 77086
(Address of principal executive office and zip code)

(713) 849-9911
(Registrant’s telephone number, including area code)

8846 N. Sam Houston Parkway W. Houston, TX, 77064
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Exchange on which registered
Common Stock, $0.0001 par value	FTK	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On September 5, 2023, Flotek Industries, Inc. (the “Company”) held a special meeting of the Company’s stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders were asked to consider and vote on (1) the issuance of common stock underlying the February 2023 pre-funded warrant held by ProFrac Holdings II, LLC, (2) the issuance of common stock underlying the June 2022 pre-funded warrant held by ProFrac Holdings II, LLC, and (3) the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the preceding items.

A total of 112,714,013 shares of common stock of the Company attended the Special Meeting by proxy or in person, representing 73.99% of the Company’s outstanding common stock entitled to vote as of July 7, 2023, the record date for the Special Meeting. As a result, a quorum was present to conduct business at the Special Meeting. At the Special Meeting, Items 1 and 2 were required to be approved by a majority of the outstanding shares of common stock of the Company on the record date, whether or not present in person or represented by proxy at the Special Meeting, other than any such shares held by ProFrac Holdings II, LLC and any of its affiliates (the “Majority of the Minority Approval”). The results of the voting were as follows:

Item 1: Approval of issuance of common stock underlying the February 2023 pre-funded warrant held by ProFrac Holdings II, LLC
For	Against	Abstain	Broker Non-Votes
111,645,240	1,004,816	63,957	0

A total of 111,645,240 shares of common stock of the Company, including shares of common stock held by ProFrac Holdings II, LLC and its affiliates, were voted “FOR” Item 1. As previously stated, approval of Item 1 required a Majority of the Minority Approval. As of the record date for the Special Meeting, the requisite number of shares of common stock of the Company constituting a Majority of the Minority Approval comprised of 43,666,783 shares of common stock. A total of 46,648,318 shares of common stock held by the minority stockholders were voted “FOR” Item 1, and therefore Item 1 was approved by a Majority of the Minority Approval.

Item 2: Approval of issuance of common stock underlying the June 2022 pre-funded warrant held by ProFrac Holdings II, LLC
For	Against	Abstain	Broker Non-Votes
111,644,223	1,008,311	61,479	0

A total of 111,644,233 shares of common stock of the Company, including shares of common stock held by ProFrac Holdings II, LLC and its affiliates, were voted “FOR” Item 2. As previously stated, approval of Item 2 required a Majority of the Minority Approval. As of the record date for the Special Meeting, the requisite number of shares of common stock of the Company constituting a Majority of the Minority Approval comprised of 43,666,783 shares of common stock. A total of 46,647,301 shares of common stock held by the minority stockholders were voted “FOR” Item 2, and therefore Item 2 was approved by a Majority of the Minority Approval.

Item 3: Approval of adjournment of special meeting, if necessary or appropriate, to solicit additional proxies
As there were sufficient votes to approve Items 1 and 2, stockholder action on Item 3 was not required and the Company did not call the vote on that item.

Item 8.01 Other Events.

On August 29, 2023, the Company changed the address of its principal executive offices from 8846 N. Sam Houston Parkway W. Houston, TX, 77064 to the new, and current, address of 5775 N. Sam Houston Parkway W., Suite 400, Houston, TX 77086. The Company’s telephone number is unchanged: (713) 849-9911.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.
Date: September 6, 2023	/s/ Bond Clement
	Name:	Bond Clement
	Title:	Chief Financial Officer